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                                                                     Exhibit 5.1


                                KIRKLAND & ELLIS
                PARTNERSHIPS INCLUDING PROFESSIONAL CORPORATIONS

                             200 East Randolph Drive
                             Chicago, Illinois 60601


To Call Writer Direct:                                            Facsimile:
    312 861-2000                                                 312-861-2200


                                 March 23, 2000

Packaging Corporation of America
1900 West Field Court
Lake Forest, Illinois  60045

         Re:      Registration Statement on Form S-8

       We are providing this letter in our capacity as special counsel to Packaging Corporation of America, a Delaware corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), with the Securities Exchange Commission covering the offering of up to 10,200,000 shares of the common stock of the Company, $0.01 par value per share (the "Shares"), pursuant to the Packaging Corporation of America Thrift Plan for Hourly Employees, the Packaging Corporation of America Retirement Savings Plan for Salaried Employees, and the Packaging Corporation of America 1999 Long-term Equity Incentive Plan (collectively, the "Plans").

       For purposes of this letter, we have examined such documents, records, certificates, memoranda and other instruments deemed necessary as a basis for this opinion.

       Based upon and subject to the assumptions and limitations stated in this letter, it is our opinion that the Shares are duly authorized and, when (i) the Registration Statement related to the Shares becomes effective under the Act,
(ii) the Shares have been duly issued in accordance with the terms of the Plans upon receipt of the consideration to be paid therefor (assuming in each case the consideration received by the Company is at least equal to $0.01 per share), and
(iii) the certificates representing the Shares comply as to form with the bylaws of the Company and the Delaware General Corporation Law and bear all necessary signatures and authentications, the Shares will be validly issued, fully paid and nonassessable.

       We have relied without independent investigation upon an assurance from the Company that the number of Shares which the Company is authorized to issue in its Restated Certificate of Incorporation, as amended, exceeds the number of shares outstanding and the number of shares which the Company is obligated to issue (or had otherwise reserved for issuance) for any purposes other than issuance in connection with the Plans by at least the number of Shares which may be issued in connection with the Plans and we have assumed that such condition will remain

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KIRKLAND & ELLIS
Packaging Corporation of America
March 23, 2000
Page 2


true at all future times relevant to this opinion. We have assumed that the Company will cause certificates representing Shares issued in the future to be properly executed and delivered and will take all other actions appropriate for the issuances of such Shares. All of our opinions assume that the Registration Statement related to the Shares will become effective under the Act before any Shares covered by such Registration Statement are sold. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

       We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

       We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the issuance and sale of the Shares.

       This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of Illinois or Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.

       This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                      Very truly yours,

                                      /s/ Kirkland & Ellis

                                      KIRKLAND & ELLIS